POWER OF ATTORNEY

           The undersigned hereby appoints D. Keith Grossman, in his capacity as President of Thoratec Corporation (the "Company"), M. Wayne Boylston, in his capacity as Chief Financial Officer and Secretary of the Company, and any of them with full power of substitution or their respective successors in any such offices, as the attorney-in-fact of the undersigned to execute and file with the Securities and Exchange Commission ("SEC") and any other authority required by the rules and regulations of the SEC or any market or exchange on which shares of the Company are traded and to submit to the Company, in the place and stead of the undersigned, SEC Forms 3, 4 and 5 and any successor reporting forms required by the SEC in connection with purchases and sales of securities of the Company. This Power of Attorney shall be effective until revoked by a written instrument executed by the undersigned and delivered to the Company at is headquarters to the attention of the Chief Financial Officer.

/s/ HOLBROOK GEORGE W JR

Signature

HOLBROOK GEORGE W JR

Print Name

05/29/2003

Date